Exhibit 99.1
FOR IMMEDIATE RELEASE
September 23, 2009
Contacts: (Analysts) Kris Wenker (763) 764-2607
(Media) Kirstie Foster (763) 764-6364
GENERAL MILLS REPORTS STRONG RESULTS FOR FISCAL 2010 FIRST QUARTER
Company Raises Full-year EPS Guidance by 20 Cents per Share
          MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported strong results for the first quarter of fiscal 2010.
Fiscal 2010 First Quarter Financial Highlights
•	Net Sales Increased to $3.52 Billion, Led by 6 Percent Growth in U.S. Retail Sales

•	Segment Operating Profit Increased 21 Percent to $768 million.

•	Earnings per Share Grew at a Strong Double-digit Rate to $1.25

•	Excluding Certain Items Affecting Comparability , Earnings per Share Grew 33 Percent to $1.28, Exceeding the Consensus of Analyst Estimates
Net sales for the 13 weeks ended Aug. 30, 2009, grew 1 percent to $3.52 billion, led by 6 percent growth in U.S. Retail net sales. The comparison was difficult, as the company’s net sales grew 14 percent in last year’s first quarter. Foreign currency translation reduced 2010 first-quarter sales growth by 2 percentage points. Pound volume matched year-ago levels, reflecting the loss of 2 points of growth from divested product lines.
     Gross margin for the quarter increased at a double-digit rate, reflecting strong operating performance in the company’s manufacturing facilities as well as recovery from depressed year-ago margin levels. The company increased its consumer marketing investment during the period, including a 16 percent increase in advertising and media expense. Segment operating profit grew 21 percent to $768 million. First-quarter net earnings totaled $421 million after a net reduction related to mark-to-market valuation of certain commodity positions (this non-cash item is discussed below in the section titled Corporate Items). Diluted earnings per share (EPS) totaled $1.25, up 58 percent from 79 cents per share in last year’s first quarter. Excluding mark-to-market impact in both years, earnings per share would total $1.28 for the first quarter of 2010, up 33 percent from 96 cents per share in the period last year.
     Chairman and Chief Executive Officer Ken Powell said, “We’re very pleased with this start to the year. We’re seeing continuing strong consumer demand for our products. These good sales levels, combined with the effects of our companywide focus on holistic margin management (HMM), are driving terrific operating performance in our manufacturing plants. In addition, our commodity and fuel costs for the quarter were below year-ago levels, helping us to recover margin that was lost in the same quarter last year. These factors drove first-quarter earnings growth that was well ahead of our expectations. As a result we’ve raised our EPS targets for the full year.”
U.S. Retail Segment Results
First quarter net sales for General Mills’ U.S. Retail segment rose 6 percent to reach $2.42 billion, reflecting good growth on top of year-ago sales that increased 13 percent. Pound volume contributed 2 points of the growth, including a 1 point reduction from the Pop Secret popcorn line divested last year.

Operating profits grew 21 percent to reach $637 million, including a 19 percent increase in advertising and media expense for the period.
          Net sales for Big G cereals grew 9 percent in the quarter, led by Multigrain Cheerios, Fiber One, Trix, Cinnamon Toast Crunch, and new gluten-free Chex varieties. The Meals division recorded a 4 percent net sales increase, including gains from Hamburger Helper and Macaroni Grill dinner mixes, Old El Paso Mexican products, and Green Giant frozen vegetables. Pillsbury net sales grew 12 percent with good performance by Totino’s Pizza Rolls, Pillsbury refrigerated cookie dough and Pillsbury Toaster Strudel. Net sales for Yoplait grew 4 percent, reflecting continued growth for Yoplait Light yogurt and introductory shipments of Yoplait Delights yogurt parfaits and YoPlus Light probiotic yogurt. Snacks net sales, led by Nature Valley grain snacks and Fiber One bars, increased 1 percent despite the loss of 7 points of growth from the Pop Secret divestiture. Net sales for Baking Products rose 3 percent, with gains by Betty Crocker dessert mixes including new gluten-free items. Net sales for the company’s Small Planet Foods organic and natural business were down 5 percent.
International Segment Results
First-quarter net sales for General Mills’ consolidated international businesses declined 4 percent to $662 million, as foreign currency exchange reduced net sales growth by 9 percentage points. Pound volume reduced net sales growth by 1 percentage point, including a 2 point decline from divested product lines. International segment operating profits declined 13 percent to $70 million, due to negative foreign currency translation and transaction effects.
Foodservice Segment Results
First-quarter net sales for the Foodservice segment declined 16 percent to $433 million, reflecting the absence of divested product lines and the impact of indexed bakery flour prices that were below year-ago levels. Pound volume reduced net sales growth by 10 percentage points, reflecting a 10 point reduction from divested product lines. Segment operating profits more than doubled to $61 million, reflecting favorable sales mix, manufacturing and logistics efficiencies, and commodity and fuel costs that were below year-ago levels.
Joint Venture Summary
After-tax earnings from joint ventures totaled $24 million in the first quarter of 2010. This was below year-ago levels, reflecting negative foreign exchange impact and lower volume. Net sales for Cereal Partners Worldwide (CPW) declined 7 percent. Pound volume was 1 percent below the prior year, and foreign exchange also reduced net sales growth. Net sales for Haagen Dazs Japan declined 12 percent. Foreign currency exchange contributed to net sales, but volume was below prior year levels, reflecting weak market conditions.
Corporate Items
Corporate unallocated expense totaled $76 million in the first quarter, down from $159 million in last year’s first quarter. This primarily reflects differences in the mark-to-market valuation of certain commodity positions. These mark-to-market effects were a net reduction of $15 million in the first quarter of 2010 compared to a net reduction of $91 million in the year-ago period.
          Restructuring, impairment and other exit items totaled $1 million of income in the first quarter of 2010, compared to $3 million of expense in the period a year ago. Net interest expense of $92 million was up 6 percent, primarily reflecting last year’s shift in the company’s debt mix to longer-term notes and bonds. Total debt of $7.18 billion was slightly below prior-year levels. The effective tax rate for the quarter was 33.8 percent, consistent with the company’s estimated full-year rate.

Cash Flow Items
General Mills operating activities generated $275 million of cash in the first quarter of 2010, up 22 percent from $226 million the same period last year. Capital expenditures during the quarter totaled $126 million compared to $129 million a year ago. Dividends grew 6 percent to $156 million. During the quarter, General Mills repurchased 4 million of the company’s common shares at an average price of $54.87 per share. Average diluted shares outstanding for the quarter declined 4 percent to 336 million.
Fiscal 2010 Outlook
Powell said, “Over the past several years, we’ve focused intently on a business model that uses supply chain productivity, sales mix management, and other cost savings efforts to protect our margins from the pressure of rising input costs. This helps us limit price increases and also allows us to direct significant resources back into our business, in the form of ongoing product innovation and increased consumer marketing support. This reinvestment fuels continuing strong sales trends for our brands, which offer consumers high quality, nutritious and convenient foods at very good values. That’s helping us drive growth for our food categories in markets around the world. This model is working well, it’s sustainable, and so we’re sticking with it.”
          General Mills said that it plans to invest some of its first-quarter earnings growth in additional 2010 consumer marketing programs. The company also raised its 2010 full-year EPS guidance to a range of $4.40 to $4.45 per share excluding any impact from mark-to-market effects. Previously, the company’s 2010 EPS guidance had been a range of $4.20 to $4.25 per share excluding any mark-to-market impact. The new EPS guidance for 2010 represents growth of 11 to 12 percent from comparable earnings of $3.98 in fiscal 2009.
General Mills will hold a briefing for investors today, September 23, 2009, beginning at 8:30 a.m. Eastern Time. You may access the web cast from General Mills’ internet home page: www.generalmills.com.
Earnings per share excluding items, total company segment operating profit, earnings excluding items expressed as a percent of sales, and international sales excluding foreign currency translation effects are each non-GAAP measures. Reconciliations of these measures to their relevant GAAP measures appear in Note 7 to the attached consolidated financial statements.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Fiscal 2010 Outlook” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; resolution of uncertain income tax matters; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS AND SUPPLEMENTARY INFORMATION
(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended
	Aug. 30,	Aug. 24,
	2009	2008	% Change
Net sales	$3,518.8	$3,497.3	0.6%
Cost of sales	2,060.1	2,305.6	(10.6%)
Selling, general, and administrative expenses	766.6	718.0	6.8%
Restructuring, impairment, and other exit costs (income)	(0.8)	2.7	NM

Operating profit	692.9	471.0	47.1%
Interest, net	91.9	86.6	6.1%

Earnings before income taxes and after-tax earnings from joint ventures	601.0	384.4	56.3%
Income taxes	203.2	133.2	52.6%
After-tax earnings from joint ventures	24.2	30.8	(21.4%)

Net earnings, including earnings attributable to noncontrolling interests	422.0	282.0	49.6%
Net earnings attributable to noncontrolling interests	1.4	3.5	(60.0%)

Net earnings	$420.6	$278.5	51.0%

Earnings per share — basic	$1.29	$0.83	55.4%

Earnings per share — diluted	$1.25	$0.79	58.2%

Dividends per share	$0.47	$0.43	9.3%

	Quarter Ended
	Aug. 30,	Aug. 24,	Basis Pt
	2009	2008	Change
Comparisons as a % of net sales:
Gross margin	41.5%	34.1%	740
Selling, general, and administrative expenses	21.8%	20.5%	130
Operating profit	19.7%	13.5%	620
Net earnings	12.0%	8.0%	400

	Quarter Ended
	Aug. 30,	Aug. 24,	Basis Pt
	2009	2008	Change
Comparisons as a % of net sales excluding mark-to-market effects (a):
Gross margin	41.9%	36.7%	520
Operating profit	20.1%	16.1%	400
Net earnings	12.3%	9.6%	270

(a)	See Note 7 for a reconciliation of these measures not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES
OPERATING SEGMENT RESULTS AND SUPPLEMENTARY INFORMATION
(Unaudited) (In Millions)

	Quarter Ended
	Aug. 30,	Aug. 24,
	2009	2008	% Change

Net sales:
U.S. Retail	$2,423.8	$2,290.3	5.8%
International	661.7	690.1	(4.1%)
Bakeries and Foodservice	433.3	516.9	(16.2%)

Total	$3,518.8	$3,497.3	0.6%

Operating profit:
U.S. Retail	$636.7	$526.3	21.0%
International	69.7	79.9	(12.8%)
Bakeries and Foodservice	61.2	26.7	129.2%

Total segment operating profit	767.6	632.9	21.3%

Unallocated corporate expense	75.5	159.2	(52.6%)
Restructuring, impairment, and other exit costs (income)	(0.8)	2.7	NM

Operating profit	$692.9	$471.0	47.1%

	Quarter Ended
	Aug. 30,	Aug. 24,	Basis Pt
	2009	2008	Change

Segment operating profit as a % of net sales:
U.S. Retail	26.3%	23.0%	330
International	10.5%	11.6%	(110)
Bakeries and Foodservice	14.1%	5.2%	890

Total segment operating profit	21.8%	18.1%	370

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions, Except Par Value)

	Aug. 30,	Aug. 24,	May 31,
	2009	2008	2009
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$711.6	$654.9	$749.8
Receivables	1,139.0	1,166.7	953.4
Inventories	1,645.7	1,600.7	1,346.8
Deferred income taxes	1.4	—	15.6
Prepaid expenses and other current assets	375.8	403.9	469.3

Total current assets	3,873.5	3,826.2	3,534.9
Land, buildings, and equipment	2,992.1	3,052.0	3,034.9
Goodwill	6,668.9	6,792.9	6,663.0
Other intangible assets	3,749.9	3,745.3	3,747.0
Other assets	905.7	1,745.6	895.0

Total assets	$18,190.1	$19,162.0	$17,874.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$792.1	$886.5	$803.4
Current portion of long-term debt	508.5	215.3	508.5
Notes payable	914.8	2,104.2	812.2
Deferred income taxes	—	36.6	—
Other current liabilities	1,496.9	1,222.4	1,481.9

Total current liabilities	3,712.3	4,465.0	3,606.0
Long-term debt	5,753.9	5,043.2	5,754.8
Deferred income taxes	1,157.0	1,462.7	1,165.3
Other liabilities	1,928.3	1,880.2	1,932.2

Total liabilities	12,551.5	12,851.1	12,458.3

Stockholders’ equity:

Common stock, 377.3 shares issued, $0.10 par value	37.7	37.7	37.7
Additional paid-in capital	1,270.5	1,231.8	1,249.9
Retained earnings	7,500.0	6,641.7	7,235.6
Common stock in treasury, at cost, shares of 51.0, 41.9 and 49.3	(2,576.8)	(1,910.1)	(2,473.1)
Accumulated other comprehensive income (loss)	(837.7)	61.9	(877.8)

Total stockholders’ equity	5,393.7	6,063.0	5,172.3
Noncontrolling interests	244.9	247.9	244.2

Total equity	5,638.6	6,310.9	5,416.5

Total liabilities and equity	$18,190.1	$19,162.0	$17,874.8

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Millions)

	Quarter Ended
	Aug. 30,	Aug. 24,
	2009	2008
Cash Flows — Operating Activities
Net earnings	$420.6	$278.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	111.1	111.6
After-tax earnings from joint ventures	(24.2)	(30.8)
Stock-based compensation	37.5	55.2
Deferred income taxes	12.5	16.7
Tax benefit on exercised options	(14.7)	(51.5)
Distributions of earnings from joint ventures	16.8	16.6
Pension and other postretirement benefit plan contributions	(2.2)	(4.1)
Pension and other postretirement benefit plan income	(1.8)	(6.5)
Restructuring, impairment, and other exit income	(0.7)	(0.4)
Changes in current assets and liabilities	(298.8)	(158.2)
Other, net	19.0	(1.2)

Net cash provided by operating activities	275.1	225.9

Cash Flows — Investing Activities
Purchases of land, buildings, and equipment	(126.3)	(128.6)
Investments in affiliates, net	0.8	4.1
Proceeds from disposal of land, buildings, and equipment	5.7	0.2
Other, net	2.7	(0.7)

Net cash used by investing activities	(117.1)	(125.0)

Cash Flows — Financing Activities
Change in notes payable	101.4	(103.2)
Issuance of long-term debt	—	700.0
Payment of long-term debt	(2.1)	(231.6)
Proceeds from common stock issued on exercised options	75.4	161.8
Tax benefit on exercised options	14.7	51.5
Purchases of common stock for treasury	(233.9)	(498.9)
Dividends paid	(156.2)	(147.5)
Other, net	—	(4.4)

Net cash used by financing activities	(200.7)	(72.3)

Effect of exchange rate changes on cash and cash equivalents	4.5	(34.7)

Decrease in cash and cash equivalents	(38.2)	(6.1)
Cash and cash equivalents — beginning of year	749.8	661.0

Cash and cash equivalents — end of period	$711.6	$654.9

Cash Flow from Changes in Current Assets and Liabilities:
Receivables	$(181.0)	$(103.6)
Inventories	(297.4)	(247.2)
Prepaid expenses and other current assets	94.5	102.1
Accounts payable	44.1	12.8
Other current liabilities	41.0	77.7

Changes in current assets and liabilities	$(298.8)	$(158.2)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)	At the beginning of fiscal 2010, we adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment to ARB No. 51”. To conform to the current period presentation, we reclassified $2.1 million from interest, net related to General Mills Cereals, LLC and $1.4 million from selling, general and administrative expenses related to noncontrolling interests in foreign subsidiaries, to net earnings attributable to noncontrolling interests in our Consolidated Statement of Earnings for the quarter ended August 24, 2008. In addition, noncontrolling interests previously reported as minority interests have been reclassified to a separate section in equity on the Consolidated Balance Sheets.

(3)	For the first quarter of fiscal 2010, unallocated corporate expense was $76 million compared to $159 million in the same period last year. We recorded a $15 million net increase in expense related to mark-to-market valuations of certain commodity positions and grain inventories in the first quarter of fiscal 2010, compared to a $91 million net increase in expense in the first quarter of fiscal 2009.

(4)	In the first quarter of fiscal 2010, we recorded a net gain of $1 million related to the closure and sale of our Contagem, Brazil bread and pasta plant.

(5)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended
	Aug. 30,	Aug. 24,
In Millions, Except per Share Data	2009	2008

Net earnings	$420.6	$278.5

Average number of common shares — basic EPS	326.5	336.4
Incremental share effect from:
Stock options	7.3	11.2
Restricted stock, restricted stock units, and other	2.6	2.9

Average number of common shares — diluted EPS	336.4	350.5

Earnings per share — basic	$1.29	$0.83
Earnings per share — diluted	$1.25	$0.79

(6)	The effective tax rate for the first quarter of fiscal 2010 was 33.8 percent compared to 34.6 percent for the first quarter of fiscal 2009. The 0.8 percentage point decrease in the effective tax rate was primarily due to an increase in benefits from tax credits.

(7)	We have included four measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) diluted earnings per share excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), the net gain on divestitures of certain product lines (“divestitures gain, net”), the gain from our insurance settlement in Argentina (“gain from insurance settlement”), and effects of Federal court decisions on the uncertain tax item (“uncertain tax item”) (collectively, these four items are referred to as “items affecting comparability” in this footnote), (2) earnings comparisons as a percent of net sales excluding mark-to-market effects, (3) total segment operating profit, and (4) sales growth rates for our International segment in total and by region excluding the impact of changes in foreign currency exchange. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted earnings per share and operating performance measures as calculated in accordance with GAAP.

Diluted earnings per share excluding items affecting comparability follows:

	Quarter Ended		Year Ended
	Aug. 30,	Aug. 24,	May 31,
Per Share Data	2009	2008	2009

Diluted earnings per share, as reported	$1.25	$0.79	$3.80
Mark-to-market effects (a)	0.03	0.17	0.22
Divestitures gain, net (b)	—	—	(0.11)
Gain from insurance settlement (c)	—	—	(0.08)
Uncertain tax item (d)	—	—	0.15

Diluted earnings per share, excluding items affecting comparability	$1.28	$0.96	$3.98

(a)	See Note 3.

(b)	Gain on sale of Pop•Secret product line, net of losses on sales and discontinuation of certain bread dough and concentrates product lines.

(c)	Settlement with an insurance carrier covering the loss of a manufacturing plant in Argentina in fiscal 2008.

(d)	Effect of Federal court decision on an uncertain tax matter.
     Earnings comparisons as a percent of net sales excluding mark-to-market effects follows:

	Quarter Ended
In Millions	Aug. 30, 2009		Aug. 24, 2008
		Percent of		Percent of
Comparisons as a % of Net Sales	Value	Net Sales	Value	Net Sales

Gross margin as reported (a)	$1,458.7	41.5%	$1,191.7	34.1%
Mark-to-market effects (b)	14.8	0.4	91.4	2.6

Adjusted gross margin	$1,473.5	41.9%	$1,283.1	36.7%

Operating profit as reported	$692.9	19.7%	$471.0	13.5%
Mark-to-market effects (b)	14.8	0.4	91.4	2.6

Adjusted operating profit	$707.7	20.1%	$562.4	16.1%

Net earnings as reported	$420.6	12.0%	$278.5	8.0%
Mark-to-market effects, net of tax (b)	9.3	0.3	57.6	1.6

Adjusted net earnings	$429.9	12.3%	$336.1	9.6%

(a)	Net sales less cost of sales.

(b)	See Note 3.
A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

A reconciliation of International segment and region sales growth rates as reported to International segment and region sales growth rates excluding the impact of foreign currency exchange follows:

	Quarter Ended Aug. 30, 2009
	Percentage Change in	Impact of	Percentage Change in Net
	Net Sales	Foreign	Sales on Constant
	as Reported	Currency Exchange	Currency Basis

Europe	(12)%	(11)%	(1)%
Canada	3	(9)	12
Asia/Pacific	(1)	(7)	6
Latin America	2	(8)	10

Total International	(4)%	(9)%	5%